Exhibit 4.3

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ATRECA, INC.

WARRANT TO PURCHASE SERIES A PREFERRED STOCK

No. PW-	August 21, 2015

Void After: August 20, 2022

THIS CERTIFIES THAT, for value received,                               , or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from ATRECA, INC., a Delaware corporation, with its principal office at 500 Saginaw Dr., Redwood City, California 94063 (the “Company”) the Exercise Shares at the Exercise Price (each subject to adjustment as provided herein). This Warrant is being issued as one of a series of warrants (the “Warrants”) pursuant to that certain Placement Agency Agreement, dated March 25, 2015, by and between Brookline Group, LLC (“Brookline”) and the Company (the “Agreement”) in full satisfaction of the provisions of Section 3(e) thereof and pursuant to that certain Preferred Warrant Assignment Form, dated November 9, 2015, by and between Brookline and the Company (the “Assignment”). The aggregate number of Exercise Shares that Holder may purchase by exercising this warrant is       shares of the Company’s Series A Preferred Stock (subject to adjustment pursuant to Section 5 below).

Immediately prior to the closing of the Company’s initial public offering, this warrant shall become exercisable for that number of shares of Common Stock of the Company into which the shares of Exercise Shares issuable under this warrant would then be convertible as provided pursuant to the Company’s Amended and Restated Certificate of Incorporation as in effect at such time (the “Charter”).

1.                                      DEFINITIONS.  As used herein, the following terms shall have the following respective meanings:

(a)                                 “Exercise Period” shall mean the period commencing with the date hereof and ending seven (7) years later, unless sooner terminated as provided below.

(b)                                 “Exercise Price” shall mean $2.41 per Exercise Share. The Exercise Price is subject to adjustment pursuant to Section 5 below.

(c)                                  “Exercise Shares” shall mean       shares of the Company’s Series A Preferred Stock. The Exercise Shares issuable hereunder are subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

2.                                      EXERCISE OF WARRANT.  The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)                                 An executed Notice of Exercise in the form attached hereto;

(b)                                 Payment of the aggregate Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

(c)                                  This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1                               Net Exercise.  Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B)
A

Where             X =                             the number of Exercise Shares to be issued to the Holder

Y =                             the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =                             the fair market value of one Exercise Share (at the date of such calculation)

B =                             Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Exercise Share shall be (a) the closing price of the Company’s Exercise Shares on a national securities exchange or the over-the-counter market on the trading day immediately prior to the date of exercise or (b) if no such market price exists, determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each share of Exercise Shares is convertible at the time of such exercise.

3.                                      COVENANTS OF THE COMPANY.

3.1                               Covenants as to Exercise Shares.  The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of Exercise Shares to provide for the exercise of the rights represented by this Warrant.  If at any time during the Exercise Period the number of authorized but unissued Exercise Shares shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Exercise Shares to such number of shares as shall be sufficient for such purposes.

3.2                               Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.                                      REPRESENTATIONS OF HOLDER.

4.1                               Acquisition of Warrant for Personal Account.  The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof.  The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2                               Securities Are Not Registered.

(a)                                 The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected.  The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities.  The Holder has no such present intention.

(b)                                 The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.  The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration, except as may be provided in the Company’s Investor Rights Agreement, dated August 21, 2015.

(c)                                  The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.  Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3                               Disposition of Warrant and Exercise Shares.

(a)                                 The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)                                    The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii)                                There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)                            The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws; provided, however, that no such opinion of counsel shall be necessary for a transfer by the Holder to any affiliate of the Holder, or a transfer by the Holder, to the extent it is a partnership, to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder.

(b)                                 The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5.                                      ADJUSTMENT OF EXERCISE PRICE.  In the event of changes in the outstanding Series A Preferred Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, or if all outstanding shares of Series A Preferred Stock are converted to Common Stock, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment, all subject to further adjustment as provided in this Section; provided, however, that no such adjustments shall be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below.  The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant. Whenever an adjustment is made to this Warrant as provided herein, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

6.                                      FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7.                                      TERMINATION. If, at any time during the Exercise Period, the Company consummates any Asset Transfer or Acquisition (each as defined in the Charter) the Company shall provide to the Holder ten (10) days advance written notice of such Acquisition or Asset Transfer and, if (and only if) the proceeds payable to holders of Exercise Shares in such transaction are solely in the form of cash, cash equivalents or Liquid Securities (as defined below) or any combination thereof, this Warrant shall terminate unless exercised prior to the date such Acquisition or Asset Transfer is closed.  “Liquid Securities” shall mean securities of a publicly-traded company listed on the New York Stock Exchange, the Nasdaq Stock Market or other national securities exchange.

8.                                      MARKET STANDOFF AGREEMENT.  Holder hereby agrees not to sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Exercise Shares or shares of Common Stock (or other securities) of the Company held by Holder (other than those included in the registration) during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its Common Stock (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided, that, with respect to the above, all officers and directors of the Company and holders of at least five percent (5%) of the Company’s voting securities are bound by and have entered into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Exercise Shares or shares of Common Stock (or other securities) until the end of such period.  Holder agrees that any transferee of any Exercise Shares or shares of Common Stock (or other securities) shall be bound by this Section 8.  The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9.                                      NO STOCKHOLDER RIGHTS.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10.                               TRANSFER OF WARRANT.  Subject to applicable laws, the restrictions on transfer set forth in this Warrant, and any restrictions applicable to the transfer of shares set forth in the Company’s bylaws, as they may be amended from time to time, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.  The transferee shall sign an investment letter in form and substance satisfactory to the Company.

11.                               LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12.                               NOTICES, ETC.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company and Holder at the addresses listed on the signature page hereto or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

13.                               ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14.                               AMENDMENT; WAIVER.  Any term of this Warrant may be amended or waived with the written consent of the Company and Holders of at least a majority of the Exercise Shares issuable pursuant to outstanding Warrants. Upon the effectuation of such amendment or waiver in conformance with this Section 14, the Company shall promptly give written notice thereof to the record holders of the Warrants who have not previously consented thereto in writing.

15.                               GOVERNING LAW.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

COMPANY:

ATRECA, INC.

By:	/s/ Tito Serafini

Name:	Tito Serafini

Title:	President and Chief Executive Officer

Address:	500 Saginaw Dr.
Redwood City, CA 94063

HOLDER:

[NAME]

Signature:

Address:

NOTICE OF EXERCISE

TO:  ATRECA, INC.

(1)                                 ☐          The undersigned hereby elects to purchase              shares of the Series A Preferred Stock of Atreca, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐          The undersigned hereby elects to purchase               shares of the Series A Preferred Stock of Atreca, Inc. pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)                                 The undersigned represents that (i) the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid Shares except in accordance with the provisions of the attached Warrant.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:            , 20

Holder’s
Signature:

Holder’s
Address:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.